Exhibit 1

NOTE REPURCHASE AGREEMENT

This Note Repurchase Agreement (this “Agreement”) is entered into as of February 28, 2014 by and among Morgans Hotel Group Co., a Delaware corporation (the “Company”), and each of the holders indicated on the signature pages hereof (each a “Holder”, and collectively the “Holders”).

RECITALS:

WHEREAS, the Holders own beneficial ownership interests (the “Beneficial Interests”), indirectly through Deutsche Bank Trust Company Americas, as custodian (the “Custodian”) and State Street Bank & Trust Company, as sub-custodian and clearing bank (the “Participant”), in $88,000,000.00 principal amount of the 2.375% Senior Subordinated Convertible Notes Due 2014 (the “Notes”) of the Company, which Notes are represented by one or more global notes deposited with The Depository Trust Company or its custodian in accordance with the terms of the Indenture, dated as of October 17, 2007, by and between the Company and The Bank of New York, as trustee (the “Trustee”) under which the Notes have been issued (the “Indenture”); and

WHEREAS, the Holders desire to sell to the Company, and the Company desires to purchase, the Beneficial Interests on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and the promises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.                                          Purchase.  Each Holder, severally and not jointly, agrees to sell and transfer all of its right, title, and interest in and to the principal amount of Beneficial Interests identified on such Holder’s signature page hereto to the Company, and the Company agrees to purchase such Beneficial Interests from each such Holder, for a cash amount, which cash amount shall be equal to the principal amount of such Beneficial Interests plus all accrued and unpaid interest on such Notes through (but not including) the date on which the Closing occurs (the “Purchase Price”).  The amounts of principal and accrued interest (based on the Closing occurring on February 28, 2014) payable to each Holder are set forth next to each Holder’s name on the signature pages hereto.

Section 2.                                          Closing. The closing of the transactions hereunder (the “Closing”) shall take place concurrently with the execution and delivery of this Agreement. At the Closing, (a) each Holder shall deliver such Holder’s Beneficial Interests to the Company (i) by delivery of duly executed Assignments in the form attached hereto as Exhibit A, and (ii) by delivery to their broker of a duly executed instruction to free deliver the Notes in the form attached hereto as Exhibit B, and (b) the Company shall deliver to such Holder the Purchase Price for such Holder’s Beneficial Interests by wire transfer of immediately available funds to the respective accounts set forth in Exhibit C.

Section 3.                                          Representations and Warranties of Holders. Each Holder, severally and not jointly, represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:

(a)                                 The execution, delivery and performance by such Holder of this Agreement, and the consummation of the transactions contemplated hereby are within the powers of such Holder and have been or will have been duly authorized by all necessary action on the part of such Holder, and that this Agreement constitutes a valid and binding agreement of such Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)                                 The execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of such Holder.

(c)                                  Such Holder is the sole beneficial owner of the Beneficial Interests identified on such Holder’s signature page hereof, and upon the consummation of the transactions contemplated hereby, the Company will acquire such Beneficial Interests, in each case, free and clear of all encumbrances, liens, equities or claims created by such Holder or any of its affiliates.

(d)                                 There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of such Holder who might be entitled to any fee or commission from the Company upon consummation of the transactions contemplated by this Agreement.

Section 4.                                          Representations And Warranties Of Company. The Company represents and warrants to each Holder, as of the date hereof and as of the Closing Date, that:

(a)                                 The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby and thereby are within the powers of the Company and have been or will have been duly authorized by all necessary action on the part of the Company, and that this Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)                                 The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of the Company.

(c)                                  There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from any Holder upon consummation of the transactions contemplated by this Agreement.

Section 5.                                          Miscellaneous Provisions

(a)                                 Survival. The representations and warranties of the parties hereto contained in this Agreement and in any instrument delivered pursuant hereto shall survive the Closing.

(b)                                 Counterparts. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  It is the express intent of the parties to be bound by the exchange of signatures on this Agreement via facsimile or electronic mail via the portable document format (PDF).  A facsimile or other copy of a signature shall be deemed an original.  This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof

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signed by the other parties, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(c)                                  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

(d)                                 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

(e)                                  Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

(f)                                   Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)                                  Amendments and Waivers. No amendment of this Agreement shall be valid unless the same shall be in writing and signed by each party hereto.

(h)                                 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i)                                     Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents, or instruments, and shall do any and all acts and things reasonably necessary or appropriate in connection with the performance of their respective obligations hereunder in order to carry out the intent and purposes of this Agreement, including, without limitation, additional instruments of transfer or instructions, which shall be reasonably acceptable to the Company and its legal counsel, necessary to transfer the Beneficial Interests in compliance with the applicable procedures for transfer established by the Custodian and the Participant

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Note Repurchase Agreement as of the date set forth above.

COMPANY:

MORGANS HOTEL GROUP CO.

By:	/s/ Richard Szymanski
Name: Richard Szymanski
Title: Chief Financial Officer

HOLDER(S):

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.			Principal amount of Beneficial Interests to be sold to Company hereunder: $53,050,460.00
By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner		Accrued interest payable as of February 28, 2014: $468,730.81

By:	/s Robert P. Bermingham
	Name:	Robert P. Bermingham
	Title:	Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.			Principal amount of Beneficial Interests to be sold to Company hereunder: $34,949,540.00
By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner		Accrued interest payable as of February 28, 2014: $308,798.95

By:	/s Robert P. Bermingham
	Name:	Robert P. Bermingham
	Title:	Vice President

EXHIBIT A

FORMS OF ASSIGNMENT

ASSIGNMENT

Morgans Hotel Group Co.
2.375% Senior Subordinated Convertible Notes Due 2014

The undersigned, YUCAIPA AMERICAN ALLIANCE FUND II, L.P., which is the owner, indirectly through Deutsche Bank Trust Company Americas, as custodian (the “Custodian”) and State Street Bank & Trust Company, as sub-custodian and clearing bank (the “Participant”) of beneficial ownership interests in Fifty-Three Million Fifty Thousand Four Hundred Sixty Dollars ($53,050,460.00) principal amount of the 2.375% Senior Subordinated Convertible Notes Due 2014 issued by Morgans Hotel Group Co. (CUSIP 61748WAB4), which Notes are represented by one or more global notes deposited with The Depository Trust Company or its custodian, hereby assigns and transfers all such beneficial ownership interests to Morgans Hotel Group Co. and hereby irrevocably appoints                                                                                                                              as agent to transfer such beneficial ownership interests on the books of the Custodian, the Participant, The Depositary Trust Company, and Morgans Hotel Group Co., as issuer of such Notes. The agent may substitute another to act for him or her.

Date: February 28, 2014

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner

By:
	Name:	Robert P. Bermingham
	Title:	Vice President

ASSIGNMENT

Morgans Hotel Group Co.
2.375% Senior Subordinated Convertible Notes Due 2014

The undersigned, YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P., which is the owner, indirectly through Deutsche Bank Trust Company Americas, as custodian (the “Custodian”) and State Street Bank & Trust Company, as sub-custodian and clearing bank (the “Participant”) of beneficial ownership interests in Thirty-Four Million Nine Hundred Forty-Nine Thousand Five Hundred Forty Dollars ($34,949,540.00) principal amount of the 2.375% Senior Subordinated Convertible Notes Due 2014 issued by Morgans Hotel Group Co. (CUSIP 61748WAB4), which Notes are represented by one or more global notes deposited with The Depository Trust Company or its custodian, hereby assigns and transfers all such beneficial ownership interests to Morgans Hotel Group Co. and hereby irrevocably appoints                                                                                                as agent to transfer such beneficial ownership interests on the books of the Custodian, the Participant, The Depositary Trust Company, and Morgans Hotel Group Co., as issuer of such Notes. The agent may substitute another to act for him or her.

Date: February 28, 2014

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner

By:
	Name:	Robert P. Bermingham
	Title:	Vice President

EXHIBIT B

INSTRUCTIONS TO BROKER

February     , 2014

VIA E-Mail

Ms. Vanessa Wharton

Deutsche Bank

60 Wall Street

Floor 32

New York, NY 10005-2836

Re:  Yucaipa American Alliance Fund II, LP – Account # [       ]

Yucaipa American Alliance (Parallel) Fund II, LP – Account # [                ]

Dear Ms. Wharton,

Please make a free delivery of the following securities to Morgans Hotel Group Co. on Friday February 28, 2014 as follows:

From: Account # [                ]

To:                             Custodian: BNY Mellon

DTC # 901
Account# N/A Per BNY Mellon

CUSIP: 61748WAB4

Security: Morgans Hotel Group Co. Conv Notes dtd 10/17/07 2.375% maturing 10/15/14

Principal Amount: 53,050,460

From: Account # [              ]

To:                             Custodian: BNY Mellon

DTC # 901
Account# N/A Per BNY Mellon

CUSIP: 61748WAB4

Security: Morgans Hotel Group Co. Conv Notes dtd 10/17/07 2.375% maturing 10/15/14

Principal Amount: 34,949,540

Please contact Craig Beatty at (310) 228-2826 if you have any questions.

Sincerely,

Craig Beatty

EXHIBIT C

WIRE TRANSFER INSTRUCTIONS

[**Redacted**]